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                                                                  Exhibit 10.17

                                  AMENDMENT TO
                          SUPPLEMENTAL PENSION PLAN B
                                 APPLICABLE TO
                     ELECTED SALARIED CORPORATE OFFICERS OF
         WERNER HOLDING CO. (DE), INC., ITS PARENT AND ITS SUBSIDIARIES


        WHEREAS, Werner Holding Co. (DE), Inc. (the "Company" maintains Supplemental Pension Plan B Applicable to Elected Salaried Corporate Officers of Werner Holding Co. (DE), Inc., its Parent and its Subsidiaries ("supplemental Plan B"); and

        WHEREAS, in anticipation of the retirement of certain key executives, the benefits of Supplemental Plan B have been reviewed, and the Company now wishes to assure for these executives a minimum benefit by establishing a minimum pension in Supplemental Plan B; and

        WHEREAS, Section 10 of Supplemental Plan B expressly reserves to the board of directors of the Company the authority to amend Supplemental Plan B from time to time and at any time, with limitations not here relevant.

        NOW, THEREFORE, Supplemental Plan B is amended as follows, effective upon adoption of this amendment by the board of directors of the Company:

        1. Section 4 - Supplemental Pension is amended by adding at the end thereof the following new subsection (h):

       h) Notwithstanding the foregoing, a minimum supplemental pension shall be provided under the Supplemental Pension Plan to Richard
              L. Werner, Robert I. Werner, Donald M. Werner and Howard L. Solot by operation of this subsection (h). Under this subsection (h), each of the named individuals shall be entitled to an additional element of supplemental pension (P5) (if any is produced by the following formula) in such amount as is necessary to bring the total of the pension under the Qualified Pension Plan (P) and the pension otherwise payable under the Supplemental Pension Plan
              (P50) up to a pension equal to 1.25% of average annual compensation while an elected salaried Corporate officer (C) for all years of credited service (N1), provided that the additional element of supplemental pension provided under this subsection (h)
              (P5) shall not exceed that amount which, if paid in the form of a lump sum under Section 15, would produce a lump sum of one million dollars.

                     Subject to the limitation of a lump sum equivalent of one million dollars, therefore: P5 = (1.25% x C x N1) -P-P50


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       2.     A new Section 15 is added at the end of Supplemental Plan B as follows:

Section 15 - Elected Salaried Corporate Officers - Lump Sum Option:
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       a)     With respect to benefit payments going into pay status on or after the effective date of this Section 15 of the Supplemental Pension Plan, an elected salaried Corporate officer may elect, in the manner hereafter set forth, to have that portion (if any) of the supplemental pension which is provided under Section 4(h) converted into a lump sum payment. The amount available for conversion to a lump sum shall be only that portion (if any) payable under Section 4(h), namely, P5, not any portion of P50. Absent an effective election under this Section 15, that portion of the supplemental pension which is provided under
              Section 4(h) (if any) shall be paid in the same form as the balance of the supplemental pension.

       b) The amount of the lump sum shall be calculated based on the benefit payable at actual retirement using interest at the rate of 7.5% (unless the Board of Directors of the Company determines otherwise) and mortality as specified in the 1983 Group Annuity Mortality Table for males with a 2-year setback. Because the calculation is made as of the date of retirement, no inflation adjustment under Section 14 shall be applicable or taken into account.

       c) An election of a lump sum under this section shall be effective only if made irrevocably in writing (on such form as may be prescribed) and filed with the Company Treasurer prior to the occurrence of any event that gives the elected salaried Corporate officer a right to payment of benefits under the Supplemental Pension Plan.

       d) Payment of a lump sum under this Section 15 shall be made as soon as administratively possible after occurrence of the first event that gives the elected salaried Corporate officer a right to payment of benefits under the Supplemental Pension Plan.

        IN WITNESS WHEREOF, this amendment to Supplemental Plan B has been executed this 16th day of April, 1997, by the appropriate officer of the Company pursuant to resolution of the board of directors of the Company authorizing the same.


                                        Eve Werner
                                        __________________________________
                                        Chief Administrative Officer,
                                        Secretary, General Counsel &
                                        Corporate Ethics Officer
                                        __________________________________

                                                       Title

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                          SUPPLEMENTAL PENSION PLAN B
               APPLICABLE TO ELECTED SALARIED CORPORATE OFFICERS
       OF WERNER HOLDING CO. (DE), INC., ITS PARENT AND ITS SUBSIDIARIES


                               Lump Sum Election
                     for Portion Payable under Section 4(h)
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I, ___________________________________, an elected salaried Corporate officer of

____________________________ , do hereby elect that, upon my retirement, that portion of my benefits under the Supplemental Pension Plan which is payable by reason of Section 4(h) thereof--the additional pension amount necessary to raise my benefits under the Supplemental Pension Plan to the minimum specified in

Section 4(h)--be paid in the form of a lump sum in accordance with Section 15 of the Supplemental Pension Plan.

        I understand and agree that this election is irrevocable and that payment of such lump sum completely and forever discharges any and all liability for supplemental pension payments under Section 4(h) of the Supplemental Pension

Plan.

______________________________________    _____________________________________
        (Witness signature)                            (Signature)


Date: ________________________________    _____________________________________
                                                       Print Name


        The foregoing election was received on the ____ day of _____________________, 19 .



                                          _____________________________________
                                                  Company Treasurer